                                                                     Exhibit 4.3

                         [FACE OF CERTIFICATE OF STOCK]

             NUMBER                                       SHARES


          COMMON STOCK                                 COMMON STOCK

                                                     CUSIP 59000G 10 0
                                            SEE REVERSE FOR CERTAIN DEFINITIONS



                            MERITOR AUTOMOTIVE, INC.
                         Incorporated in Delaware 1997



THIS CERTIFIES THAT


IS THE OWNER OF

           FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK OF

MERITOR AUTOMOTIVE, INC. (hereinafter called the Corporation), transferable on the books of the Corporation by said owner in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by a Transfer Agent and registered by a Registrar.

        Witness the seal of the Corporation and the signatures of its duly authorized officers.


  [the words "CERTIFICATE OF STOCK" are superimposed over the foregoing text]


Dated                                                  Meritor Automotive, Inc.


SECRETARY                                              CHAIRMAN OF THE BOARD


         [CORPORATE SEAL OF MERITOR AUTOMOTIVE, INC. - 1997 - DELAWARE]


COUNTERSIGNED AND REGISTERED:
        FIRST CHICAGO TRUST COMPANY OF NEW YORK
                                       TRANSFER AGENT
                                        AND REGISTRAR

BY

                                   AUTHORIZED OFFICER


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                       [REVERSE OF CERTIFICATE OF STOCK]

                             MERITOR AUTOMOTIVE, INC.

        The Corporation will furnish without charge to each shareowner who so requests, a copy of the provisions setting forth the voting powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof which the Corporation is authorized to issue, and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request may be addressed to the Secretary of the Corporation or to the Transfer Agent named on the face hereof.

        This Certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between the Corporation and First Chicago Trust Company of New York, dated as of September 8, 1997 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this Certificate. The Corporation will mail to the holder of this Certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void.

        The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -             Custodian
                    ------------         ------------
                       (Cust)              (Minor)
                    under Uniform Gifts to Minors
                    Act
                       ------------------------------
                                  (State)

      Additional abbreviations may also be used though not in the above list.


For value received                         hereby sell, assign and transfer unto
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  PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE
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                                     PLEASE PRINT OR TYPEWRITE NAME
                                        AND ADDRESS OF ASSIGNEE

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                                  shares of the stock represented by the within
----------------------------------

Certificate and do hereby irrevocably constitute and appoint
                                                            --------------------

                                                                        Attorney
------------------------------------------------------------------------
to transfer said shares on the books of the within named Corporation, with full power of substitution in the premises.

Dated
     -----------------------





                            ----------------------------------------------------
                            NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular without alteration or enlargement or any change whatever. The signature of the person executing this power must be guaranteed by an Eligible Guarantor Institution such as a Commercial Bank, Trust Company, Securities Broker/Dealer, Credit Union, or a Savings Association participating in a Medallion program approved by the Securities Transfer Association, Inc.